Exhibit 5 (a)

PACIFIC LIFE & ANNUITY COMPANY

Pacific Life & Annuity Company
P.O. Box 7138 • Pasadena, CA 91109-7138
www.PacificLifeandAnnuity.com • (800) 748-6907
(See instructions for mailing addresses)

PACIFIC PORTFOLIOS
Variable Annuity Application

Call (800) 748-6907 if you need assistance.

NEW YORK

1. ANNUITANT
Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
John R. Doe	01/01/1969	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	New York, NY 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ___ ___

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT
Not applicable for qualified contracts. **Check One:** ☑ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
Jane A. Doe	01/01/1969	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	New York, NY 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER
If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. Additional forms: For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement or if the owner is a trust (other than a Charitable Remainder Trust), also complete the Trust Agreement Certification form.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER
Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit rider I have selected cannot be added to the contract due to age restrictions, I understand that the contract will be issued without the rider.

4. ELECTRONIC AUTHORIZATIONS
ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make electronic requests. By checking “yes,” I am also authorizing and directing Pacific Life & Annuity to act on electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. M 3 Yes ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my JDoe@aol.com -mail address below to use this service.
E-mail address:
5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually-owned custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.
Name (First, Middle, Last) M 3 Primary Relationship SSN/TIN Percentage
Mary S. Doe M Contingent Daughter ###-##-#### 100%
Name (First, Middle, Last) M Primary Relationship SSN/TIN Percentage M Contingent %
6. CONTRACT TYPE Select ONE.
M 3 Non-Qualified M SIMPLE IRA[1] M Roth IRA M 401(a)[2] M Keogh/HR10[2] M IRA M SEP-IRA M TSA/403(b)[3] M 401(k)[2]
[1] Complete SIMPLE IRA Employer Information form. [2] Complete Qualified Plan Disclosure form. [3] Complete TSA Certification form.
7. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life & Annuity Company.
7A. NON-QUALIFIED CONTRACT PAYMENT TYPE 7B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial Indicate the type of initial payment. payment. If no year is indicated, contribution defaults to current tax year.
M 1035 exchange/estimated transfer . . . . . . . . . .$ 5,000 M Transfer . . . . . . . . $ M 3 Amount enclosed . . . . . . . . . . . . . . . . . . . . . . . .$ M Rollover . . . . . . . . $ M Contribution . . . . . $ for tax year
8. REPLACEMENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? MUST Contract Type Being Replaced M Yes M 3 No CHECK
If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms. ONE
Use the Special Requests section to provide additional insurance companies and contract numbers. M Life Insurance Insurance Company Name Contract Number M Fixed Annuity M Variable Annuity
9. AVAILABLE OPTIONS To qualify for GPA [5] rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life & Annuity for the rider.
M GPA[5] Annuitant(s) must not be over age 80 at issue, which must be at least ten years prior to the annuity date.
If the rider I have selected within this section cannot be added to the contract due to age and/or other rider restrictions, I understand that the contract will be issued without the rider.

10. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract Annuity Date (mo/day/yr) anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.
11. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by the owner(s).
12. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.
Manager: Investment Option: Manager: Investment Option:
AIM % Blue Chip PIMCO % Inflation Managed AIM % Aggressive Growth PIMCO % Managed Bond Capital Guardian 10 % Diversified Research 20
PIMCO Advisors–NFJ % Small-Cap Value
Goldman Sachs % Short Duration Bond
Pacific Life % Money Market Goldman Sachs % Concentrated Growth Pacific Life 20 % High Yield Bond INVESCO % Financial Services Pacific Life % DCAPlus Fixed Option † INVESCO % Health Sciences with a Guarantee Term of INVESCO % Technology 12 months Janus % Growth LT 10 Putnam % Equity Income Janus % Focused 30
Putnam % Equity
Lazard % Mid-Cap Value Putnam % Aggressive Equity Lazard % International Value
Salomon Brothers % Large-Cap Value
MFS 40 % Capital Opportunities MFS % International Large-Cap Van Kampen
% Comstock
Mercury Van Kampen % Real Estate
% Equity Index
Mercury % Small-Cap Index Van Kampen % Mid-Cap Growth Oppenheimer % Multi-Strategy MUST TOTAL 100% 100
Oppenheimer % Main Street ® Core Oppenheimer % Emerging Markets
† Indicate percentage of premium payment to be allocated to the DCAPlus Fixed Option and complete the DCA section of the Transfers and Allocations form.

13. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I understand the terms and conditions related to any optional rider applied for and believe that the rider meets my insurable needs and financial objectives. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I have discussed all fees and charges for this contract with my agent, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.
If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.
Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.
I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.
SIGN HERE
Owner’s Signature Date 09 (mo/day/yr) /01/2004 New York Signed at: City State N Y
SIGN HERE
Joint Owner’s Signature if applicable Date 09/01/2004 (mo/day/yr)
14. AGENT’S STATEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? M Yes M 3 No If “Yes”, I affirm that I have instructed the applicant to answer “yes” to the replacement question in Section 8 of this application. I have explained to the
MUST
owner(s) how the annuity will meet their insurable needs and financial objectives. I have discussed the appropriateness of replacement, and followed Pacific CHECK
ONE
Life & Annuity’s written replacement guidelines.
SIGN HERE
Soliciting Agent’s Signature Print Cindy Brown Agent’s Full Name Agent’s Telephone Number Agent’s E-Mail Address Option 213-495-0111 M A M B M C
Broker/Dealer’s Name Brown & Associates Brokerage Account Number Optional Send completed application as follows:
APPLICATIONS WITH PAYMENT: APPLICATIONS WITHOUT PAYMENT:
Regular Mail Delivery: P.O. Box 100517, Pasadena, CA 91189-0517 Regular Mail Delivery: P.O. Box 7138, Pasadena, CA 91109-7138
Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATION
Pacific Life & Annuity Company INSTRUCTIONS P.O. Box 7138 • Pasadena, CA 91109-7138 www.PacificLifeandAnnuity.com • (800) 748-6907 Pacific Portfolios Variable Annuity
Section Use these instructions when completing the Pacific Portfolios application.
Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Portfolios, consult the prospectus.
1. & 2. Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.
3. Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit rider cannot be added to the contract due to age restrictions, the contract will be issued without the rider and the standard death benefit coverage provided under the contract will apply.
4. Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions electronically from your designee. This instruction is valid until you instruct us otherwise.
Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity and the provisions set forth in the contract’s prospectus.
Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.
5. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.
6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
7. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.
8. Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.
9. Available Options: You must enroll in the Portfolio Optimization asset allocation program to add GPA[5] rider to your contract. If the rider cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without the rider.
10. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the annuitant’s 90th birthday. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2 .
11. Special Requests: Use this section to add Portfolio Optimization (indicate Model A, B, C, D or E) to your contract. Pacific Life has limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to reallocate your contract value in accordance with the model you select since the model is updated from time to time. For more information, please see the prospectus or Pacific Life’s Form ADVPart II brochure included in the product kit.This section can also be used for special registrations and additional beneficiary information. 12. Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated.
Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time.
13. Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed. 14. Agent’s Statement: Agent must fully complete and sign this section. Agent must select a commission option.
Important: Help avoid a returned application by confirming your application has the following minimum information:
· Annuitant and owner information – Sections 1 & 2 • Date application is signed – Section 13 • Line of business is correct – Section 6 • Agent’s signature – Section 14 • City and state where application is signed – Section 13

(THIS PAGE INTENTIONALLY LEFT BLANK)